Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

            We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-172519, No. 333-179642, No. 333-166715 and No. 333-193512 and Form S-3 (No. 333-180034) of Spansion Inc. of our report dated February 24, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 24, 2014